                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 2001

                                                                          Domicile or
                                                                            State of
Company Name                                                             Incorporation
------------                                                             -------------
Acme Brick Company                                                       Delaware
Acme Building Brands, Inc.                                               Delaware
The Ben Bridge Corporation                                               Washington
Ben Bridge Jeweler, Inc.                                                 Washington
Benjamin Moore & Co.                                                     New Jersey
Benjamin Moore & Co., Limited                                            Canada
Berkadia LLC                                                             Delaware
Berkshire Hathaway Credit Corporation                                    Nebraska
Berkshire Hathaway International Insurance Ltd.                          United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska                    Nebraska
BHG Life Insurance Company                                               Nebraska
BHSF, Inc.                                                               Delaware
BH Finance LLC                                                           Nebraska
BH Shoe Holdings, Inc.                                                   Delaware
Blue Chip Stamps                                                         California
Borsheim's Jewelry Company, Inc.                                         Nebraska
Campbell Hausfeld/Scott Fetzer Company                                   Delaware
Central States Indemnity Co. of Omaha                                    Nebraska
Central States of Omaha Companies, Inc.                                  Nebraska
General & Cologne Life Reinsurance Company of America                    Connecticut
General & Cologne Life Reinsurance Co. of Australasia Ltd.               Australia
Cologne Reinsurance Company Ltd.                                         Ireland
The Cologne & General Reinsurance Co. of Africa Ltd.                     South Africa
Columbia Insurance Company                                               Nebraska
Continental Divide Insurance Company                                     Colorado
Cornhusker Casualty Company                                              Nebraska
CORT Business Services Corporation                                       Delaware
Cypress Insurance Company                                                California
Dexter Shoe Company                                                      Maine
Europa Ruckversicherung AG                                               Germany
Executive Jet, Inc.                                                      Delaware
Fairfield Insurance Company                                              Connecticut
Faraday Reinsurance Company Ltd.                                         United Kingdom
Faraday Underwriting Limited                                             United Kingdom
The Fechheimer Brothers Company                                          Delaware
FlightSafety International Inc.                                          New York
GEICO Casualty Company                                                   Maryland
GEICO Corporation                                                        Delaware
GEICO General Insurance Company                                          Maryland
GEICO Indemnity Company                                                  Maryland
GRD Corporation                                                          Delaware
Gen Re Holdings, Inc.                                                    Delaware
Gen Re Securities Holdings Limited                                       Bermuda
General Re-CKAG Reinsurance and Investment S.a r.l.                      Luxembourg
General Re Corporation                                                   Delaware
General Cologne Re UK Limited                                            United Kingdom
General Re Financial Products Corp.                                      Delaware
General Re Financial Products (Japan) Inc.                               Delaware

                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 2001

                                                                           Domicile or
                                                                             State of
Company Name                                                              Incorporation
------------                                                              -------------
General Re Securities Ltd.                                                United Kingdom
General Re Services Corporation                                           Delaware
General Reinsurance Corporation                                           Delaware
General Star Indemnity Company                                            Connecticut
General Star National Insurance Company                                   Ohio
Genesis Indemnity Insurance Company                                       North Dakota
Genesis Insurance Company                                                 Connecticut
Government Employees Insurance Company                                    Maryland
Helzberg's Diamond Shops, Inc.                                            Missouri
Herbert Clough, Inc.                                                      New York
H. H. Brown Shoe Company, Inc.                                            Delaware
Homemakers Plaza, Inc.                                                    Iowa
International Dairy Queen, Inc.                                           Delaware
Johns Manville Corporation                                                Delaware
Jordan's Furniture, Inc.                                                  Massachusetts
Justin Brands, Inc.                                                       Delaware
Justin Industries, Inc.                                                   Texas
Kansas Bankers Surety Company                                             Kansas
Kolnische Ruck Wien                                                       Austria
Kolnische Ruckversicherungs-Gesellschaft AG                               Germany
Lowell Shoe Company                                                       New Hampshire
MiTek, Inc.                                                               Delaware
Mount Vernon Fire Insurance Company                                       Pennsylvania
National Fire & Marine Insurance Company                                  Nebraska
National Indemnity Company                                                Nebraska
National Indemnity Company of the South                                   Florida
National Indemnity Company of Mid-America                                 Iowa
National Liability and Fire Insurance Company                             Connecticut
National Re Corporation                                                   Delaware
National Reinsurance Corporation                                          Delaware
Nebraska Furniture Mart, Inc.                                             Nebraska
Oak River Insurance Company                                               Nebraska
OBH Inc.                                                                  Delaware
OCSAP,  Ltd                                                               Maine
Precision Steel Warehouse, Inc.                                           Illinois
Queen Carpet Corporation                                                  Georgia
R.C. Willey Home Furnishings                                              Utah
Redwood Fire and Casualty Insurance Company                               Nebraska
The Scott Fetzer Company                                                  Delaware
Scott Fetzer Financial Group, Inc.                                        Delaware
See's Candies, Inc.                                                       California
See's Candy Shops, Inc.                                                   California
Shaw Contract Flooring Services, Inc.                                     Georgia
Shaw Industries, Inc.                                                     Georgia
Star Furniture Company                                                    Texas
U.S. Investment Corporation                                               Pennsylvania
United States Liability Insurance Company                                 Pennsylvania
U.S. Underwriters Insurance Company                                       North Dakota
Wesco Financial Corporation                                               Delaware

                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 2001

                                                                      Domicile or
                                                                        State of
Company Name                                                         Incorporation
------------                                                         -------------
Wesco-Financial Insurance Company                                       Nebraska
Wesco Holdings Midwest, Inc.                                            Nebraska
World Book/Scott Fetzer Company                                         Nebraska
XTRA Corporation                                                        Delaware


(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.